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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Broadwind Energy, Inc. (the "Company") for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Report"), I, Peter C. Duprey, President and Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that:

            (i)  the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

February 27, 2013

/s/ PETER C. DUPREY Peter C. Duprey President and Chief Executive Officer (Principal Executive Officer)

        This certification accompanies the Report pursuant to Section 906 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.

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  EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002